                                                                   EXHIBIT 10.72











                       LOSS PORTFOLIO TRANSFER AGREEMENT


                                    between


                   OCCUPATIONAL SAFETY ASSOCIATION OF ALABAMA
                          WORKMEN'S COMPENSATION FUND

                    (Hereinafter referred to as the "Fund")

                                      and

                       RISCORP NATIONAL INSURANCE COMPANY

                   (Hereinafter referred to as the "Insurer")

                       LOSS PORTFOLIO TRANSFER AGREEMENT

                               TABLE OF CONTENTS


ARTICLE   1   -  EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
ARTICLE   2   -  TRANSFER OF COVERAGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
ARTICLE   3   -  PAYMENT OF PREMIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
ARTICLE   4   -  COOPERATION AMONG PARTIES; TRANSFER OF
                 DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
ARTICLE   5   -  NOTICE OF TRANSFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
ARTICLE   6   -  ADMINISTRATION AND CLAIM PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
ARTICLE   7   -  ASSESSMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
ARTICLE   8   -  DIRECT SUIT AGAINST THE INSURER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
ARTICLE   9   -  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
ARTICLE   10  -  EXTRA CONTRACTUAL OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
ARTICLE   11  -  REGULATORY COMPLIANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
ARTICLE   12  -  SUBROGATION AND REINSURANCE RECEIVABLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
ARTICLE   13  -  DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
ARTICLE   15  -  ERRORS OR OMISSIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
ARTICLE   16  -  ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
ARTICLE   17  -  HONORABLE UNDERTAKING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
ARTICLE   18  -  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                 A.  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 B.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 C.  Entire Agreement     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 D.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 E.  Headings, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 F.  Non-waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 G.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 H.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8


                       LOSS PORTFOLIO TRANSFER AGREEMENT
                 (Hereinafter referred to as the "Agreement")


                                    between


                   OCCUPATIONAL SAFETY ASSOCIATION OF ALABAMA
                          WORKMEN'S COMPENSATION FUND

                      (Hereinafter referred to as "Fund")

                                      and

                       RISCORP NATIONAL INSURANCE COMPANY

                   (Hereinafter referred to as the "Insurer")


                           ARTICLE 1 - EFFECTIVE DATE

     This Agreement shall be effective as of 12:01 a.m., Eastern Standard Time, September 1, 1996 (the "Effective Date").

                        ARTICLE 2 - TRANSFER OF COVERAGE

     Upon the Effective Date, the Fund shall transfer to the Insurer (i) the Contracts of Coverage (as defined below) and the liability to pay all losses, including loss adjustment expenses, covered by said Contracts of Coverage issued by the Fund prior to the Effective Date hereof, to all members, including all existing and incurred but not reported ("IBNR") claims covered by the Contracts of Coverage and claims in litigation upon the Effective Date (hereinafter "Transferred Claims") subject to the terms and conditions contained herein; and (ii) all rights the Fund may have now or in the future under or with respect to the Contracts of Coverage, including, without limitation, the right to collect and adjust premiums, adjust and settle claims, deny coverage, rescind Contracts of Coverage, etc. Once said transfer occurs, Insurer shall be bound by all the terms and conditions of the Fund's Contracts of Coverage as if they had been issued by the Insurer. The term "Contracts of Coverage" shall mean all binders, contracts, certificates and other obligations, whether oral or written, of workers' compensation coverage issued by the Fund to its member employers. Nothing contained herein shall alter or diminish the rights, responsibilities or liability of any service provider which is not a party hereto, except where such rights, responsibilities or liabilities are altered or diminished pursuant to the terms of an agreement between the Fund and such service provider or pursuant to an agreement between the Insurer and the service provider.

                         ARTICLE 3 - PAYMENT OF PREMIUM

     In consideration for the Insurer's acceptance of the Contracts of Coverage and attendant liabilities described above, the Fund shall pay a premium (the "Premium") to the Insurer in accordance with the following terms and conditions:

     A. Upon the Effective Date, the Fund shall transfer to the Insurer cash and investment securities in an amount equal to the sum of the following:

              1. The aggregate amount of escrow deposits held by the Fund on that date. The escrow deposits are transferred to the Insurer pursuant to
Article V(H)5. of the Bylaws of the Fund, which authorizes the board to use the Trustees Fund for any purpose it deems appropriate. By execution of this Agreement, the Trustees of the Fund represent that they are authorized to transfer the escrow deposits in the manner described herein. Upon transfer, the escrow deposits will be held as premium deposits by Insurer as a guarantee of payment of monthly premiums. Such deposits which are attributable to members who elect not to accept the transfer of their coverage to the Insurer shall be refunded to such members following a final premium audit.

              2. The amount of reserves for losses, including losses incurred but not yet reported, provided for in the Fund's management report as of July 31, 1996.

     B. Within one hundred twenty days following the Effective Date, a final actuarial opinion and audit of the Fund shall be conducted by an auditing and an accounting firm which are acceptable to both the Fund and the Insurer. Such audit and actuarial opinion shall establish the appropriate level of loss reserves indicated for the Transferred Claims. Within thirty days of completion of the audit and actuarial opinion, the Fund shall transfer to the Insurer investment securities and cash equal to the amount of indicated reserves, less the amount transferred pursuant to subsection 2 above. In the event that the amount of loss reserves transferred on the Effective Date exceeds the reserves indicated by the final audit, the Insurer shall transfer back to the Fund the difference. The remaining assets of the Fund shall be distributed to its members or be used to pay the Fund's outstanding liabilities and obligations not transferred to Insurer hereunder, which shall be limited to liabilities unrelated to claims under Contracts of Coverage or the extra-contractual obligations described in Article 10.

     C. Prior to the Effective Date, the Fund shall deliver to the Insurer a schedule of the specific investments and assets which will comprise the initial transfer described in section A above. Within ninety days following the Effective Date, the Fund shall deliver to the Insurer a schedule of the specific investments and assets which will comprise any supplemental transfer which may be required pursuant to section B above. All investments shall be listed on such schedules at cost and at fair market value.

     D. The Fund currently carries a deferred tax asset which will be realized after the Effective Date. Said asset shall remain with the Fund, and shall constitute part of the remaining assets and liabilities which will be used to discharge the Fund's liabilities not transferred to the Insurer hereunder, which shall be limited to liabilities unrelated to claims under Contracts of Coverage or the extra-contractual obligations described in Article 10.

     E. With regard to each payment to the Insurer described above, the Fund shall cooperate in the utmost good faith with the Insurer to determine the correct amount of such payment and shall expeditiously execute all documents necessary to effectuate the required transfers. From the Effective Date until the completion of all of the transactions contemplated hereby, the Fund shall take all reasonable actions to protect and preserve its assets and investments and to otherwise conduct its business to avoid potential harm to the Insurer.

          ARTICLE 4 - COOPERATION AMONG PARTIES; TRANSFER OF DOCUMENTS

     A. The parties hereto agree to act in good faith and cooperate with each other in effecting the transfers provided for in this Agreement. The parties shall take all actions necessary to assist each other in obtaining all necessary regulatory approvals or responding to information requests of those regulatory authorities asserting jurisdiction over the transactions herein described.

     B. Upon demand by, and in accordance with instructions of, the Insurer, the Fund shall deliver originals or copies of all records and claim files pertaining to the Transferred Claims and all other files and records incidental to the Transferred Claims as are necessary for the Insurer to perform its obligations under this Agreement. The Insurer shall retain all coverage records, claim files, and other documents received by it from the Fund as required by applicable law. Upon reasonable notice, each of the Insurer and the Fund will be entitled to reasonable access to the books and records of the other party at any reasonable time, but only to the extent such materials pertain to the business assumed and reinsured under this Agreement. Each party will pay its own expenses associated with any such review of the books and records. The Fund will retain as its property its original corporate records, including, without limitation, articles of incorporation, bylaws, minute books, and certificate of authority; provided, however, that the Fund shall provide the Insurer with copies of all such documents upon the effective date hereof.

     C. Whenever the Fund receives any payments or communications, including notices of claims and proofs of loss, pertaining to the Transferred Claims, it will forward such payments and communications promptly to the Insurer.

                         ARTICLE 5 - NOTICE OF TRANSFER

     Within ten days prior to the Effective Date, the Fund shall deliver or cause its agents to deliver to the named insureds under the Contracts of Coverage an appropriate notice of transfer substantially in the form attached hereto. Such notice shall be sent to each member by certified mail and to each agent of record by regular mail. Each notice shall indicate in conspicuous print that: (1) failing to respond will result in the Contract of Coverage being transferred to the Insurer; (2) as of a date certain, all payments, claims and other communications relating to the Contracts of Coverage should be sent to Insurer, not the Fund; and (3) in the event that a member chooses not to accept the transfer, the member will receive a notice of cancellation providing the insured with sixty days to secure replacement coverage, and will receive a refund of unearned premium and the balance of the member's escrow deposit, following a final premium audit, and without penalty. The notice shall permit at least fifteen days to respond thereto. The Insurer will take all other necessary actions to effect the transfer of the Transferred Claims. The Fund will cooperate fully with the Insurer in implementing such transfer and providing notice thereof, including, without limitation, executing any document reasonably necessary to evidence the completion of the transactions contemplated by this Agreement.

                  ARTICLE 6 - ADMINISTRATION AND CLAIM PAYMENTS

     A. From and after the Effective Date, the Insurer will be solely liable for the payment of Transferred Claims transferred to the Insurer including, without limitation, the defense, adjustment, settlement, and payment of all losses and expenses arising under or relating to the Transferred Claims. However, the Insurer shall not be responsible for the administration of claims filed prior to the Effective Date, which administration shall be the responsibility of those service providers who are currently obligated therefor. Such claims shall be administered as if the Agreement had not been entered into. Subject to the foregoing, the Fund hereby grants and assigns to the Insurer full authority to administer such losses, claims, expenses, defenses, adjustments, settlements, and payments, and such matters will be under the Insurer's control and within its discretion. The Insurer will bear all expenses and costs incurred by it in connection with the administration and disposition of such losses, claims, expenses, defenses, adjustments, settlements, and payments.

     B. The Fund will cause all information and notices regarding the Transferred Claims actually received by the Fund after the Effective Date to be promptly reported to the Insurer or the Insurer's designated representative. The Fund also will undertake any reasonable arrangements deemed necessary by the Insurer to ensure that all notices received by the Fund after the Effective Date in connection with the Transferred Claims are promptly delivered to the Insurer.

     C. All losses and similar items regarding the Transferred Claims that the Insurer determines to be payable will be paid directly and promptly by the Insurer.

                            ARTICLE 7 - ASSESSMENTS

     In the event that an assessment is made against any present or former members of the Fund pursuant to Alabama law, the Insurer agrees to pay the full assessment on behalf of said members. By this undertaking, the Insurer and the Fund expressly intend to benefit as third party beneficiaries all present and former members of the Fund, and the Insurer agrees to be subject to suit by any member as set out in Article 8.

                  ARTICLE 8 - DIRECT SUIT AGAINST THE INSURER

     The Insurer hereby covenants and agrees that it may be sued for its actions after the Effective Date, in its own name, by insureds under the Contracts of Coverage.

                          ARTICLE 9 - INDEMNIFICATION

     The Insurer agrees to defend, protect, indemnify and hold harmless the Fund and its successors or assigns, against any liability, claim, loss or damage, including punitive damages, arising under or out of any of the Transferred Claims reinsured hereunder or the transactions contemplated by this Agreement.

                   ARTICLE 10 - EXTRA CONTRACTUAL OBLIGATIONS

     The Insurer shall also be responsible for any Extra Contractual Obligation losses assessed against the Fund or the Insurer. Such losses are defined as those liabilities (whether they constitute compensatory, incidental, exemplary or punitive damages) not covered under any other provision of this Agreement and which arise from the handling of any Transferred Claim, such liabilities arising out of, but not limited to, the following: failure to settle within the coverage limit or by reason of alleged or actual negligence, coverage denial, fraud or bad faith in rejecting an offer of settlement, in the preparation of the defense or in the trial of any action against an insured or in the preparation or prosecution of an appeal consequent upon such action. Notwithstanding the foregoing, the Insurer shall not be liable for any loss resulting from a claim relating to the payment of dividends, or claims arising from the membership relationship of members to the Fund, except claims arising under the Contracts of Coverage. Nothing contained herein shall alter or diminish the rights, responsibilities or liability of any service provider which is not a party hereto, except where such rights, responsibilities or liabilities are altered or diminished pursuant to the terms of an agreement between the Fund and such service provider or pursuant to an agreement between the Insurer and the service provider.

                       ARTICLE 11 - REGULATORY COMPLIANCE

     The Fund and the Insurer have filed a Plan of Assumption and all documents pertaining thereto with the Department of Industrial Relations of the State of Alabama, which has concluded that no regulatory approval is required for the transaction contemplated by this Agreement. Additionally, the Fund and the Insurer have consulted with the Department of Insurance of the State of Alabama, which has indicated that it has no regulatory jurisdiction over the transactions contemplated by the Agreement. However, in the event that any regulatory agency or other governmental body undertakes to review said transaction, the Fund and the Insurer shall cooperate in good faith in that review process and take all steps necessary to satisfy the regulatory agency involved.

              ARTICLE 12 - SUBROGATION AND REINSURANCE RECEIVABLES

     A. In the event of the payment of any loss by the Insurer under this Agreement, the Insurer shall be subrogated, to the extent of such payment, to all of the rights of the Fund against any person or entity legally responsible for the loss. The Insurer is hereby authorized and empowered to bring any appropriate action in its own name or in the name of the Fund to enforce such rights.

     B. Any payments received by or due to the Fund from any reinsurer of the Fund which is payable on a Transferred Claim shall become the property of and be paid to the Insurer. If any payment is received by the Fund which is to be credited to the Insurer under or with respect to any of the Transferred Claims, the Fund will immediately endorse (without warranty or recourse) and deliver to the Insurer such checks, drafts, or money intended as such payment, and until delivery of such items to the Insurer, the Fund will treat any such checks, drafts, or money as the property of the Insurer held for the account of the Insurer. The Insurer and the Fund will each use all commercially reasonable efforts to cause the transfer and assignment (as of the Effective Date) to the Insurer of all of the Fund's rights, interests, and obligations under the Fund's reinsurance agreements, if any, covering the risks, liabilities, and obligations of the Fund under or with respect to the Transferred Claims, including, without limitation, obtaining any necessary consents or approvals to such transfer and assignment by the reinsurers under any such reinsurance agreements effective as of the Effective Date. Any failure to receive the consents referred to herein will not relieve or diminish in any manner the Insurer's obligations under this Agreement.

                             ARTICLE 13 - DIVIDENDS

     The Fund has declared and anticipates paying a dividend to its members in the ordinary course of its business due to favorable loss and expense development through December 31, 1995. The declaration of this dividend was approved by the Department of Industrial Relations of the State of Alabama in a letter dated December 22, 1995. The payment of the Dividend, whether occurring before or after the Effective Date, shall be considered a payment in the normal course of the Fund's business, and shall not effect this Agreement other than to reduce the assets of the Fund available for distribution to the members.
The Fund is solely responsible for the payment of the dividend, and shall hold the Insurer harmless from any claim that a dividend was wrongfully paid or not paid or was paid in an incorrect amount or was otherwise improper.

     The Fund anticipates that there will be an additional dividend paid based upon the Fund's 1996 operations. All Fund members in good standing on the Effective Date will share in said dividend in accordance with the provisions of section 3(B) hereof.

                      ARTICLE 14 - TERMINATION OF THE FUND

     The Fund and the Insurer contemplate that once the Contracts of Coverage and the Premium are transferred, and the other business of the Fund is completed, the Fund will be terminated. Upon such termination, the Fund shall distribute to its members the remaining assets of the Fund. The Insurer does not assume any obligation under the provisions of the Fund's Bylaws, and the obligation to distribute the surplus of the Fund to its members remains solely the Fund's obligation.

                        ARTICLE 15 - ERRORS OR OMISSIONS

     Inadvertent delays, errors, or omissions made in connection with this Agreement or any transaction hereunder will not relieve either party from any liability that would otherwise have attached had such delay, error, or omission not occurred. Regardless, the responsible party will rectify each such delay, error, or omission as promptly as practicable after discovery.

                            ARTICLE 16 - ARBITRATION

     A. Any dispute or other matter in question between the Fund and the Insurer arising out of or relating to the formation, interpretation, performance, or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, shall be settled by arbitration if the parties are unable to resolve the dispute through negotiation. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other.

     B. Each party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either party refuses or neglects to appoint an arbitrator within sixty days of receipt of a written notice of demand for arbitration, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty days of their appointment, each of the arbitrators shall nominate three individuals. Each arbitrator shall then decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. The arbitrators shall be active or former officers of insurance or reinsurance companies or fund administrators of self-insurers. The arbitrators shall not have a personal or financial interest in the result of the arbitration.

       C. The arbitration hearings shall be held in Montgomery, Alabama, or such other place as may be mutually agreed. Each party shall submit its case to the arbitrators within sixty days of the selection of the third arbitrator or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governing law, that is, the state law of the situs of the arbitration as herein agreed; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute which either party may have against the other. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     D. Each party shall pay the fee and expenses of its own arbitrator and attorneys and one-half of the fees and expenses of the third arbitrator. All other expenses of the arbitration shall be equally divided between the parties.

     E. Except as provided above, arbitration shall be based, insofar as applicable, upon the Commercial Arbitration Rules of the American Arbitration Association.

                       ARTICLE 17 - HONORABLE UNDERTAKING

     This Agreement shall be construed as an honorable undertaking between the parties hereto not to be defeated by technical legal constructions, it being the intention of this Agreement that the fortunes of the Insurer shall in all cases follow the fortunes of the Fund.

                        ARTICLE 18 - GENERAL PROVISIONS

     A. Successors and Assigns. This Agreement shall inure to the benefit of and bind the Fund and its successors and assigns and the Insurer and its successors and assigns. Neither this Agreement nor any right hereunder nor any part hereof may be assigned by any party hereto without the prior written consent of the other party hereto. Prior to any such assignment, the consent of all necessary regulatory authorities must be obtained.

     B. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Alabama (without giving effect to principles of conflicts of laws) applicable to a contract executed and to be performed in such state.

     C. Entire Agreement. This Agreement supersedes all prior discussions and agreements between, and contains the sole and entire agreement between the Fund and the Insurer with respect to the subject matter hereof.

     D. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

     E. Headings, etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender will be deemed to include each other gender, (b) words using the singular or plural number will also include the plural or singular number, respectively, (c) the terms "hereof," "herein," "hereby," and derivative or similar words will refer to this entire Agreement, and (d) the conjunction "or" will denote any one or more, or any combination or all, of the specified items or matters involved in the respective list.

     F. Non-waiver. The failure of either party hereto at any time to enforce any provision of this Agreement shall not be construed as a waiver of that provision and shall not effect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     G. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement, a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

       H. Notices. Any notice or communication given pursuant to this Agreement must be in writing and will be deemed to have been duly given if mailed (by registered or certified mail, postage prepaid, return receipt requested), or if transmitted by facsimile, or if delivered by courier, as follows:

              To the Fund:

                      Occupational Safety Association of Alabama
                       Workmen's Compensation Fund
                      c/o Webb & Eley

                      Post Office Box 238
                      Montgomery, Alabama 36101-0238
                      Attention: James N. Webb
                      Phone Number: (334) 262-1850

              To the Insurer:

                      RISCORP National Insurance Company
                      1390 Main Street
                      Sarasota, Florida 34237
                      Attention: James A. Malone
                      Phone Number: (941) 951-2022

All notices and other communications required or permitted under this Agreement that are addressed as provided in this paragraph will, whether sent by mail, facsimile, or courier, be deemed given upon the first business day after actual delivery to the party to whom such notice or other communication is sent (as evidenced by the return receipt or shipping invoice signed by a representative of such party or by the facsimile confirmation). Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives this 26th day of August, 1996.


ATTEST:                                 OCCUPATIONAL SAFETY ASSOCIATION
                                        OF ALABAMA WORKMEN'S
                                        COMPENSATION FUND


                                        BY:  Charles G. Lawson
------------------------------              ------------------------------------
                                        Name: Charles G. Lawson
                                             -----------------------------------
                                        Title: Chairman of Board of Trustees
                                              ----------------------------------


ATTEST:                                 RISCORP NATIONAL INSURANCE
                                        COMPANY


                                              James A. Malone
------------------------------             -------------------------------------
                                        Name: James A. Malone
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

                               PLAN OF ASSUMPTION

The Occupational Safety Association of Alabama Workmen's Compensation Fund ("the Fund"), organized under the laws of the state of Alabama, will transfer its contracts of workers' compensation coverage ("Contracts"), assets, and liabilities on September 1, 1996 ("Effective Date") pursuant to a Loss Portfolio Transfer Agreement with RISCORP National Insurance Company ("RISCORP"), under the following plan and procedure:

     1. RISCORP will insure all Contracts of the Fund in effect as of the Effective Date under the same terms and conditions through the current policy year.

     2. RISCORP will assume all liability for any potential assessments for the current Fund year, any prior year, and any contingent liability related thereto.

     3. A final actuarial opinion and Fund audit will be completed for the period January 1, 1996 through Effective Date, in order to determine a final balance sheet for the Fund as of the Effective Date. Independent auditors and actuaries selected must be mutually agreeable to the Fund and to RISCORP.

     4. The Fund will transfer a corresponding amount of cash and cash equivalents in investment securities to RISCORP to cover the reserves for losses and escrow deposits.

     5. Any prior year dividend approved by the Department of Industrial Relations shall be distributed to members after the 1995 final premium audit and escrow account adjustments have been completed. These dividends will not be a part of the Loss Portfolio Transfer Agreement.

     6. The Fund will distribute the remaining assets or surplus as determined by the actuarial report to its members, and terminate the Fund in accordance with the bylaws.

     7. RISCORP shall assume responsibility for any existing service contracts and/or third party agreements.

     8. This plan of assumption has been approved by the board of trustees of the Fund in accordance with its bylaws.

     9. Attached hereto and made a part hereof is a copy of a Fairness Opinion by Sterling Capital Advisors, a nationally recognized group of Financial Advisors.

     RISCORP NATIONAL INSURANCE                 OCCUPATIONAL SAFETY ASSOCIATION
     COMPANY                                    OF ALABAMA WORKMEN'S
                                                COMPENSATION FUND

     BY: James A. Malone                        BY: Charles G. Lawson
        -----------------------                    -----------------------------
          Its  President                             Its Chairman of Board
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